As filed with the Securities and Exchange Commission on March 25,
1998
               Registration No.
                                 ---------------
                     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            -----------------
                        REGISTRATION STATEMENT

                                 ON

                              FORM S-8

                               Under

                      THE SECURITIES ACT OF 1933(1)

                         ---------------------
                           FIRSTENERGY CORP.
         (Exact name of issuer as specified in its charter)
           Ohio                                 34-1843785
  (State of Incorporation)                    (I.R.S. Employer
                                             Identification No.)
                         76 South Main Street
                         Akron, Ohio  44308
                (Address of principal executive offices)

                    Ohio Edison System Savings Plan
                          (Full title of Plan)
                         --------------------
                 Nancy C. Ashcom, Corporate Secretary
                           FirstEnergy Corp.
                         76 South Main Street
                          Akron, Ohio  44308
                             (330) 384-5504
                (Name and address of agent for service)

                         ----------------------

                               Copies to:
                   Winthrop, Stimson, Putnam & Roberts
                          One Battery Park Plaza
                      New York, New York  10004-1490
                             (212) 858-1000
                    Attention: John H. Byington, Esq.

Approximate date of commencement of proposed sales: From time to time after the effective date of the Registration Statement

                   CALCULATION OF REGISTRATION FEE


<CAPTION
-----------------------------------------------------------------------------------------------------
Title of Securities  Amount to be   Proposed Maximum         Proposed Maximum         Amount of
 to be Registered    Registered(2)   Offering Price         Aggregate Offering    Registration Fee(3)
                                        Per Share                 Price
------------------  -------------  -------------------   ------------------------  ----------------

Common Stock, par      6,000,000      $30.406.25             $182,437,500              $53,820
 value $0.10 per 	       shares
 share


-----------------
 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) This Registration Statement shall be deemed to cover additional securities to be issued in connection with or as a result of stock splits, stock dividends or similar transactions.
(3) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for FirstEnergy Corp. Common Stock on the New York Stock Exchange on March 18, 1998.




                         PART II

    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein and shall be deemed to be a part hereof:

    1.  Annual Report on Form 10-K for the year ended
December 31, 1996 of:

       (a)  Ohio Edison Company
       (b)  Centerior Energy Corporation

    2.  Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1997, June 30, 1997 and September 30, 1997 of:

       (a)  Ohio Edison Company
       (b)  Centerior Energy Corporation

    3.  Current Report on Form 8-K of the Company dated November
10, 1997, amendment to such Form 8-K on Form 8-K/A dated January
22, 1998, and Current Report on Form 8-K of the Company dated
December 1, 1997.

    4.  Current Reports on Form 8-K of Ohio Edison Company dated
January 28, 1997, April 1, 1997, and November 12, 1997 and March
23, 1998.

    5.  Current Reports on Form 8-K of Centerior Energy
Corporation dated January 28, 1997, February 6, 1997, June 18,
1997, July 30, 1997, and September 19, 1997.

     All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated
             --------  -------
above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
     The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $100 per share.
     Certain provisions of the Company's Amended Articles of Incorporation (the "Articles") and Amended Code of Regulations (the "Regulations") are summarized or referred to below. The following description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the Articles and Regulations, as well as applicable statutory or other law.
FirstEnergy Common Stock
     Voting Rights. The holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders for each share of Common Stock held of record by such holder as of the record date for such meeting. Under the Articles, the voting rights, if any, of the Company's preferred stock may differ form the voting rights of the Company's Common Stock. The holders of Common Stock are not entitled to cumulate their votes for the election of directors. The Company's Articles provide that the Board of Directors be divided into three classes with the term of office of the respective classes to expire in successive years.
     In order to amend or repeal, or adopt any provision inconsistent with, the provisions of the Articles dealing with
(a) the right of the Board of Directors to establish the terms of unissued shares or to authorize the acquisition by the Company of its outstanding shares; (b) the absence of cumulative voting and preemptive rights; or (c) the requirement that 80% of the voting power of the Company's outstanding shares must approve the foregoing, 80% of the voting power of the Company's outstanding shares must approve. In addition, the approval of 80% of the voting power of the Company's outstanding shares must be obtained to amend or repeal the provisions of the Regulations dealing with
(a) the time and place of shareholders' meetings, the manner in which special meetings of shareholders are called or the way business is conducted at such meetings; (b) the number, election and terms of directors, the manner of filling vacancies on the Board of Directors, the removal of directors or manner in which directors are nominated; or (c) the indemnification of officers or directors. Amendment of the provision of the Regulations that requires the approval of 80% of the voting power of the Company's outstanding shares in the instances enumerated above requires the same level of approval.
     Adoption of a plan of merger, consolidation or reorganization, as well as adoption of certain amendments to the Articles (other than those requiring 80% approval as specified above), authorization of a sale or other disposition of all or substantially all of the assets of the Company not made in the usual and regular course of its business or adoption of a resolution of dissolution of the Company, and any other matter which would otherwise require a two-thirds approving vote, require authorization by the holders of two-thirds of the voting power of the outstanding shares of Common Stock, unless the Board of Directors provides otherwise by resolution, in which case such authorization shall be by a majority of the voting power of the Company and the approval of a majority of the voting power of any shares entitled to vote as a class, to the extent not inconsistent with the Articles or the Regulations.
     Dividends. Subject to prior rights and preferences of any issued and outstanding shares of the Company's preferred stock, the holders of Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors out of funds of the Company legally available therefor. The Company's ability to pay dividends depends primarily upon the ability of its subsidiaries to pay dividends or otherwise transfer funds to it. The articles of incorporation, certain mortgages and other agreements, as supplemented, of Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, the Company's direct and indirect electric utility subsidiaries, contain provisions which, under certain conditions, restrict the ability of these subsidiaries to transfer funds to the Company in the form of cash dividends. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the Board of Directors will declare a dividend.
     Liquidation Rights. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to share ratably, after the prior rights of the holders of any issued and outstanding shares of the Company's preferred stock have been satisfied, in any assets remaining after payment in full of all liabilities of the Company.
     No Preemptive, Redemption or Conversion Rights. The holders of Common Stock will have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock. The holders of Common Stock will have no redemption or conversion rights.
     Listing. The outstanding Common Stock of the Company is traded on the New York Stock Exchange.
     Transfer Agent and Registrar. The Transfer Agent and Registrar for the Common Stock is FirstEnergy Securities Transfer Company, a wholly owned subsidiary of the Company.
FirstEnergy Preferred Stock
     Pursuant to Article IV of the Articles, the Board of Directors has the authority to issue preferred stock from time to time in one or more classes or series. Pursuant to Article V of the Articles, the Board of Directors is authorized to adopt amendments to the Articles to fix or change the express terms of any unissued or treasury shares of any class, including preferred stock.
                    STOCK INVESTMENT PLAN
     The Company has adopted a Stock Investment Plan (the "Plan") which provides a way for shareholders and employees of the Company and its subsidiaries, as well as others, to purchase shares of the Company's Common Stock. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan. Participants in the Plan may:

          (a) Reinvest all or a portion of cash dividends paid on shares of the Company or its subsidiaries registered in their names, as well as any Common Stock credited to their Plan accounts, to purchase shares of Common Stock.

          (b) Make an initial investment in Common Stock with a cash payment of at least $250 or, if already a shareholder or employee of the Company or its subsidiaries, make an investment in Common Stock with optional cash investments at any time of at least $25 per payment. Cash investments are limited to a maximum of $100,000 per calendar year.

          (c)  Receive certificates for whole shares of Common
     Stock credited to their Plan accounts upon request.

     (d) Deposit certificates representing Common Stock into the Plan for safekeeping.

     (e) Sell shares of Common Stock credited to their Plan accounts through the Plan.

     Cash dividends and cash investments under the Plan will be used to purchase shares of Common Stock which, at the option of the Company, will be either newly issued shares or will be purchased on behalf of Plan participants in the open market by an Independent Agent appointed by the Company. The price of shares purchased in the open market under the Plan will be the weighted average price paid by the Independent Agent for the shares over the purchase period. The price of newly issued shares acquired under the Plan will be the average of the high and low prices of the Common Stock as reported in The Wall Street Journal's report of New York Stock Exchange Composite Transactions for the investment date. In both cases, the purchase price will include a transaction fee which is not expected to exceed $.09 per share. Fees payable by a Plan participant will be added to the purchase price for shares purchased, and deducted from the selling price for shares sold, under the Plan.
                          RIGHTS PLAN

     On November 18, 1997 the Company authorized assignment of one share purchase right (a "Right") for each outstanding share of Common Stock (the "Shares") of the Company. Each Right entitles the registered holder to purchase from the Company one Share at a price of $70 per Share (the "Purchase Price"), when the Rights become exercisable. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as rights agent (the "Rights Agent"). This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Rights Initially not Separable from Common Stock

     The Rights will be evidenced by the Shares certificates until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Shares (the date of such public announcement being called the "Share Acquisition Date") or (ii) 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 25% or more of the outstanding Shares (the earlier of such days being called the "Distribution Date"). The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), new Share certificates issued upon transfer or new issuance of Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), the surrender for transfer of any certificates for Shares will also constitute the transfer of the Rights associated with the Shares represented by such certificate.
Separation of Rights from Common Stock
     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right
Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.
Exercise of Rights
     The Rights are not exercisable until the Distribution Date. The Rights will expire November 28, 2007 unless such date is extended or unless the Rights are earlier redeemed by the Company or exchanged for Shares, in each case as described below.
     The Purchase Price payable, and the number of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares, (ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for or purchase Shares at a price, or securities convertible into Shares with a conversion price, less than the then current market price of the Shares or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).
     In the event that (i) the Company merges with or is involved in another business combination transaction with an Acquiring Person, (ii) 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, (iii) an Acquiring Person acquires 25% or more of the Shares, or (iv) an Acquiring Person engages in one or more self-dealing transactions with the Company, then, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of Common Stock of the Company or of the acquiring company, as the case may be, which at the time of such transaction will have a value double the amount of the Purchase Price.
     Any Rights that are or were beneficially owned at any time on or after the Distribution Date by an Acquiring Person shall become null and void upon the occurrence of any event described in the preceding paragraph and no holder of such Rights shall have any right with respect to such Rights from and after the occurrence of any such event.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Shares on the last trading day prior to the date of exercise.
Redemption of Rights
     At any time prior to the 10th day following the Share Acquisition Date (unless extended by the Company), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). In that connection, the amount payable to any holder of the Rights will be rounded up to the nearest $.01. Payments of less than $1.00 will be sent to holders of the Rights only if the particular holder entitled to the payment specifically requests that the payment be sent. Immediately upon the action of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange of Rights
     After the Distribution Date and prior to the time an Acquiring Person has acquired 50% or more of the then outstanding Shares, the Company may require that some or all of the Rights be exchanged on a one for one basis (subject to adjustment for stock splits, stock dividends and other similar transactions) for Shares. To the extent that Rights are required to be exchanged for Shares, the right to exercise those Rights will terminate and the only right of the holder thereof will be to exchange those Rights for Shares.
Amendments
     The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, including an amendment to extend the period during which the rights may be redeemed, except that after the Distribution Date no such amendment may otherwise adversely affect the interests of the holders of the Rights. In the event an Acquiring Person, after triggering the redemption option of the Company, reduces its shareholdings to less than 15% then the redemption rights are reinstated.
No Rights as a Shareholder
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. Effect of Rights
     The Rights will not prevent a takeover of the Company. The Rights, however, may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders because the Rights can be redeemed as herein described before the consummation of such transaction.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Common Stock offered pursuant to this registration statement has been passed upon for the Company by Anthony J. Alexander, Esq., Executive Vice President and General Counsel for the Company. Mr. Alexander is an officer of the Company and a holder of shares (and options to purchase shares) of Common Stock of the Company. As o March 23, 1998, Mr. Alexander owned 13,130 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

          Section 170.13(E) of the Ohio Statute gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer or employee, without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

     Section 31 of the Company's Code of Regulations provides as follows:

          "The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of FirstEnergy as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise." The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     Section 1701.13(E) of the Ohio Statute provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation. The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number                    Description
-------                   -----------

4(a) Company's Articles of Incorporation (Physically filed and designated in Registration No. 333-21011 as Exhibit
         (3)-1).

4(b) Code of Regulations of the Company (Physically filed and designated in Registration No. 333-21011 as Exhibit (3)-
         2).

4(c) Form of Common Stock Certificate (Physically filed and designated in Registration No. 333-40063 as Exhibit
         4(c)).

4(d)     FirstEnergy Corp. Stock Investment Plan (physically
         filed and set forth   in full in the Prospectus
         contained in Registration Statement No. 333-  40063).

4(e) Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report of Form 8-K dated November 18, 1997 as
         Exhibit 4.1).

5        Opinion of Anthony J. Alexander, Esq., Executive Vice
         President and General Counsel of the Company, as to the securities being registered.

23(a)    Consent of Anthony J. Alexander, Esq. (contained in
         Exhibit 5)

23(b)    Consent of Independent Accountants, Arthur Andersen LLP

24 Power of Attorney is included as part of the registration statement.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)  To include any prospectus required by Section
       10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) do not apply
     --------  -------
if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          --------------

                         SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in
The City of Akron and State of Ohio, on the   day of March, 1998.
                                           ---

                                   FIRSTENERGY CORP.


                                   By: /s/ H. Peter Burg
                                       ----------------------
                                           H. Peter Burg


                        POWER OF ATTORNEY


          Each person whose signature appears below hereby severally constitutes and appoints H. Peter Burg and Nancy C. Ashcom and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Name                     Title              Date
        ----                     -----              ----


/s/W. R. Holland	        Chairman of the Board	   December 17,1997
----------------        and Chief Executive
	W. R. Holland           Officer (Principal
                        Executive Officer and
                        Director)

/s/H.P.Burg             President and Chief    December 17, 1997
-------------           Financial Officer
H.P. Burg              (Principal Financial
                        Officer)

/s/Harvey L. Wagner     Controller (Principal  December 17, 1997
-------------------     Accounting Officer)
Harvey L. Wagner

/s/Robert M. Carter
-------------------     Director               December 17, 1997
Robert M. Carter

/s/Carol A. Cartwright  Director               December 17, 1997
----------------------
Carol A. Cartwright

/s/William F. Conway    Director               December 17, 1997
--------------------
William F. Conway

/s/R.L. Loughhead       Director               December 17, 1997
-----------------
R.L. Loughhead

/s/Russell W. Maier	     Director               December 17, 1997
-------------------
Russell W. Maier

/s/Glenn H. Meadows     Director               December 17, 1997
-------------------
Glenn H. Meadows

/s/Paul J. Powers       Director               December 17, 1997
------------------
Paul J. Powers

/s/Charles W. Rainger   Director               December 17, 1997
---------------------
Charles W. Rainger

/s/Robert C. Savage     Director               December 17, 1997
-------------------
Robert C. Savage

/s/George M. Smart      Director               December 17, 1997
George M. Smart

/s/Jesse T.Williams,Sr. Director               December 17, 1997
----------------------
Jesse T.Williams,Sr.


Pursuant to the requirements of the Securities Act of 1933, the plan administrators of the Ohio Edison System Savings
Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Akron, State of Ohio on March 25, 1998.


                           OHIO EDISON SYSTEM
                           SAVINGS PLAN

                            /s/ Richard H. Marsh
                            -------------------------
                            By:  Richard H. Mars


----------------------------------------------------------------
----------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                         -----------------

                              EXHIBITS

                             filed with

                        Registration Statement

                                  On

                               Form S-8

                                 Under

                      The Securities Act of 1933

                            ---------------

                 OHIO EDISON SYSTEM SAVINGS PLAN
                    (Full title of the plan)


                        FIRSTENERGY CORP.
       (Exact name of issuer as specified in its charter)

--------------------------------------------------------------
--------------------------------------------------------------




                          FirstEnergy Corp.
                          -----------------
                            Exhibit Index

Exhibit       Sequential
Number        Description
-------       -----------


4(a) Company's Articles of Incorporation (Physically filed and designated in Registration No. 333-21011 as Exhibit (3)-1).

4(b) Code of Regulations of the Company (Physically filed and designated in Registration No. 333-21011 as Exhibit (3)-2).

4(c) Form of Common Stock Certificate (Physically filed and designated in Registration No. 333-40063 as
             Exhibit 4(c)).

4(d) FirstEnergy Corp. Stock Investment Plan (physically filed and set forth in full in the Prospectus contained in Registration Statement No. 333-40063).

4(e) Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report of Form 8-K dated November 18, 1997 as Exhibit 4.1).

5            Opinion of Anthony J. Alexander, Esq., Executive
             Vice President and General Counsel of the Company, as to the securities being registered.

23(a)        Consent of Anthony J. Alexander, Esq. (contained in
             Exhibit 5).

23(b)        Consent of Independent Accountants, Arthur Andersen
             & Co.

24 Power of Attorney is included as part of the registration statement.




(..continued)







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Exhibit          Sequential
Number                 Description          Page Number

2
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